UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2020

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	333-216037	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, the board of directors (the “Board”) of the FS Credit Real Estate Income Trust, Inc. (the “Company”) increased the size of the Board to eight directors and appointed Karen Dougherty Buchholz as a new director, effective as of the same date. Ms. Buchholz serves as an independent director and was appointed to serve for a term expiring at the Company’s 2020 annual meeting of stockholders.

Ms. Buchholz has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person and does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Buchholz will receive director compensation in accordance with the Company’s independent director compensation plan.

Set forth below is Ms. Buchholz’s biographical information:

Karen Dougherty Buchholz is Senior Vice President of Administration and Chief Diversity Officer at Comcast Corporation where she has a wide array of corporate development responsibilities, including corporate real estate, facilities, aviation, diversity, political affairs, corporate services, business continuity, travel, security and sustainability. She was the executive in charge of the development of Comcast’s new Technology Center, a $1.5 billion, 60-story tower adjacent to Comcast’s corporate headquarters, the Comcast Center. Ms. Buchholz also previously oversaw the development of Comcast Center, a $750 million, 56-story tower from 2005 through 2008. Prior to Comcast, in 1997, then-Mayor Edward G. Rendell appointed Ms. Buchholz as President of Philadelphia 2000, the organization that brought the 2000 Republican National Convention to Philadelphia and served as the City’s official Host Committee. Ms. Buchholz served as Sales Executive for Comcast-Spectacor from 1993 to 1997 to develop corporate sponsorships for what is now called the Wells Fargo Center, a 20,000-seat arena and home to the Comcast-owned Philadelphia Flyers and the Philadelphia 76ers. In 1991, Ms. Buchholz led the development of the Pyramid Club at the top of the Mellon Bank Center for Club Corporation of America. Ms. Buchholz currently serves on WSFS Financial Corporation and Wilmington Savings Fund Society, FSB Board of Directors. She also serves on the boards of many civic and charitable organizations, including: Board of Trustees, Drexel University; Global Board of Directors, Women in Cable Telecommunications, and Board of Directors, Museum of the American Revolution. Ms. Buchholz received her B.A. in Political Science from Dickinson College and a M.S. from the University of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: January 14, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary